Exhibit 10.13

EXECUTION COUNTERPART

AMENDMENT NO. 4

AMENDMENT NO. 4 (this "Amendment No. 4") dated as of November 10, 2008 among LEGG MASON, INC. (the "Borrower"), the Lenders executing this Amendment No. 4 on the signature pages hereto and Citibank, N.A., in its capacity as administrative agent (the "Administrative Agent") under the Credit Agreement referred to below.

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to a Term Loan Agreement dated as of October 14, 2005 (as amended by Amendments No. 1, No. 2 and No. 3 thereto, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for term loans to the Borrower.

NOW THEREFORE, the parties hereto wish now to amend the Credit Agreement in certain respects, and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 4, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. AB Exposure. The definition of "AB Exposure" in Section 1.01 of the Credit Agreement is hereby deleted.

2.03. Applicable Margin. The definition of Applicable Margin in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

"Applicable Margin" means for any Loan of any Type and while any particular Rating Level applies, the rate per annum set forth below opposite the reference to the relevant Rating Level for Loans of such Type:

	Applicable Margin
Rating Level	Base Rate Loan	Eurodollar Rate Loan
Rating Level 1	0.50%	1.50%
Rating Level 2	0.75%	1.75%
Rating Level 3	1.25%	2.25%
Rating Level 4	1.50%	2.50%
Rating Level 5	1.75%	2.75%

provided that if at any time the Debt Ratings of Moody's and S&P would lead to different Rating Levels, the "Applicable Margin" will be determined based on the Rating Level one above the lower Rating Level (Rating Level 1 being the highest and Rating Level 5 being the lowest). Each change in the Applicable Margin resulting from a Rating Level Change shall be effective on the date on which such Rating Level Change is first announced by Moody's or S&P, as the case may be.

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2.04. Consolidated EBITDA. The definition of EBITDA is Section 1.01 of the Credit Agreement is hereby amended to read as follows:

"Consolidated EBITDA" means, for any period, for the Borrower and its Consolidated Subsidiaries on a Consolidated basis, Consolidated net income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated net income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount with respect to Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated net income for such period, losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated net income for such period, the sum of (a) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated net income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any other non-cash income, all as determined without duplication on a Consolidated basis in accordance with GAAP, in each case exclusive of the cumulative effect of foreign currency gains or losses. For the purposes of calculating Consolidated EBITDA for any period in connection with any determination of the Leverage Ratio, if during such period the Borrower or any Subsidiary shall have made an acquisition or incurred or assumed any Indebtedness (without duplication of any Indebtedness incurred to refinance such assumed Indebtedness), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred and such Indebtedness had been incurred or assumed or refinanced on the first day of such period. Notwithstanding the foregoing, "Consolidated EBITDA" shall exclude the effect of cash charges (a) arising from purchases and sales by the Borrower or any of its Consolidated Subsidiaries of, and/or (b) on account of total return swaps, letters of credit, Guarantees, loans, equity contributions, capital support or any other support in connection with, asset-backed commercial paper, medium term notes or other securities or investments, in each case issued by any Person listed on Annex I or any Affiliate of any such Person, or any other securities or investments into which any such asset-backed commercial paper, medium term notes or other securities or investments may be converted or resulting from the replacement, exchange or restructuring in whatever form of any such asset-backed commercial paper, medium term notes or other securities and investments, whether now or heretofore owned or hereafter acquired (all such asset-backed commercial paper, medium term notes, securities, investments and other securities or investments being referred to herein as "Investments"), except that (i) upon such sale by the Company or any of its Consolidated Subsidiaries of any such Investment and (ii) upon the incurrence of any cash charges by the Company or any of its Consolidated Subsidiaries on account of total return swaps, letters of credit, Guarantees, loans, equity contributions, capital support or any other support in connection with any such Investment, Consolidated EBITDA for such period shall be reduced (but not increased) by an amount (the "Net AB Charge Amount") equal to the total amount of cash charges, net of the total amount of cash gains, borne by the Company and its Consolidated Subsidiaries from the purchase and sale of such Investment and/or on account of total return swaps, letters of credit, Guarantees, loans, equity contributions, capital support or any other support in connection with any such Investment, to the extent that the aggregate (calculated without duplication) Net AB Charge Amount for all such purchases and sales and/or on account of total return swaps, letters of credit, Guarantees, loans, equity contributions, capital

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support or any other support in connection with any such Investment for such period and all prior periods exceeds $2,750,000,000.

2.05. Incurrence of Indebtedness. A new Section 5.02(d) is added to the Credit Agreement reading as follows:

"(d) Incurrence of Indebtedness. It shall at all times comply with Section 5.7(a) of the Note Purchase Agreement dated as of January 14, 2008 between it, KKR I-L Limited, Credit Suisse International, HSBC Bank USA, National Association and Kohlberg Kravis Roberts & Co., L.P., as amended on January 30, 2008, as further modified, waived and supplemented on May 5, 2008, and as further amended, modified, supplemented, waived and from time to time in effect."

2.06. Maximum Leverage Ratio. Section 5.03(a) of the Credit Agreement is hereby amended to read as follows:

"(a) Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio, as of the last day of any fiscal quarter of the Borrower, to exceed 3.0:1.0."

2.07. Annex I. The Credit Agreement is hereby amended by adding at the end thereof an Annex I to read as Annex I hereof.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries, that (a) the representations and warranties set forth in Article IV of the Credit Agreement (except (x) Section 4.01(k) thereof, (y) to the extent relating to the class action litigations described in the Form 10-K of the Borrower for the fiscal year ended March 31, 2008, Section 4.01(f)(i) thereof, and (z) to the extent relating to the Transaction Agreement and the transactions contemplated thereby, Section 4.01(f)(ii) thereof, and provided that for purposes of this Section 3, the date referred to in the last sentence of Section 4.01(e) thereof shall be deemed to be March 31, 2008 instead of March 31, 2005), and in each of the other Loan Documents, are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date) and as if each reference in said Article IV to "this Agreement" included reference to this Amendment No. 4 and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

4.01. Execution. The Administrative Agent shall have received counterparts of this Amendment No. 4 executed by the Borrower and the Lenders party to the Credit Agreement constituting the Majority Lenders.

4.02. Amendment Fee. The Administrative Agent shall have received for the account of each Lender that, not later than 6:00 p.m. New York City time on November 19, 2008, shall have executed a counterpart of this Amendment No. 4 and delivered the same to the Administrative Agent, an amendment fee in such amount as shall have been previously disclosed to the Lenders by the Borrower.

4.03. Fee and Expenses. The Borrower shall have paid in full the costs, expenses and fees as set forth in Section 8.04(a) of the Credit Agreement and the Fee Letter dated as of November 10, 2008 among Citigroup Global Markets Inc. and the Borrower.

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4.04. Opinion of Counsel to Borrower. The Administrative Agent shall have received favorable opinions of counsel for the Borrower (which counsel shall be reasonably satisfactory to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent and covering such matters (including as to the enforceability of this Amendment No. 4 and the Credit Agreement as amended hereby, the valid organization, good standing and due authorization of the Borrower, and the lack of any conflicts of the Borrower (including with respect to any material agreements)) as the Administrative Agent shall reasonably request.

4.05. Corporate Documents. The Administrative Agent shall have received certified copies of the charter and by-laws of the Borrower and of all corporate authority for the Borrower (including, without limitation, board of director resolutions and evidence of the incumbency of officers for the Borrower) with respect to the execution, delivery and performance of this Amendment No. 4 and the Credit Agreement as amended hereby (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary).

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 4 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 4 by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment No. 4 shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed by their respective authorized officers as of the day and year first above written.

LEGG MASON, INC.

By:	/s/ Charles J. Daley, Jr.

Name: Charles J. Daley, Jr.
Title: Senior Vice President, Chief
Financial Officer and Treasurer

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Kevin A. Ege

Name: Kevin A. Ege
Title: Vice President

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LENDERS

CITIBANK, N.A.,

By:	/s/ Kevin A. Ege

Name: Kevin A. Ege
Title: Vice President

BANK OF AMERICA, N.A..

By:	/s/ Hichem Kerma

Name: Hichem Kerma
Title: Assistant Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Pensari

Name: Michael Pensari
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Kathleen Bowers

Name: Kathleen Bowers
Title: Director

By:	/s/ Michael Campites

Name: Michael Campites
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Sergey Sherman

Name: Sergey Sherman
Title: Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James H. Reichert

Name: James H. Reichert
Title: Vice President

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MERRILL LYNCH BANK USA

By:	/s/ Louis Alder

Name: Louis Alder
Title: First Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:

Name:
Title:

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Darcy Salinger

Name: Darcy Salinger
Title: Vice President

MANUFACTURERS & TRADERS TRUST CO.

By:	/s/ Lynn S. Manthy

Name: Lynn S. Manthy
Title: Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Seagers

Name: Kirk Seagers
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ David Bendel

Name: David Bendel
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jay Lipman

Name: Jay Lipman
Title: Vice President

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SCOTIABANC INC

By:	/s/ J.F. Todd

Name: J.F. Todd
Title: Managing Director

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Annex I
Axon Financial Fund LTD
Atlantic East Funding LLC
Five Finance Inc.
K2 (USA) LLC
Issuer Entity LLC
Whistlejacket Capital Limited
White Pine Finance LLC
Orion Finance (USA) LLC
Cheyne Finance, LLC
Gryphon Funding Limited
Ironstone Trust
Rocket Trust
Aurora Trust
Comet Trust
Planet Trust
Slate Trust